Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement and in the related prospectus (Form S-3, Registration No. 333-68875) of American Eagle Outfitters, Inc. and in the Registration Statements (Forms S-8) of American Eagle Outfitters, Inc. as follows:

•	Employee Stock Purchase Plan (Registration No. 333-03278),
•	Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796)
•	2005 Stock Award and Incentive Plan (Registration Nos. 333-126278 and 333-161661), and
•	2014 Stock Award and Incentive Plan (Registration No. 333-197050)
•	2017 Stock Award and Incentive Plan (Registration No. 333-218194)

of our reports dated March 16, 2018, with respect to the consolidated financial statements of American Eagle Outfitters, Inc. and the effectiveness of internal control over financial reporting of American Eagle Outfitters, Inc.,  included in this Annual Report (Form 10-K) for the year ended February 3, 2018.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 16, 2018